Supplemental Information
First Quarter 2017

Current period information is preliminary and based on company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America's reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC's website (www.sec.gov) or at Bank of America's website (www.bankofamerica.com). Bank of America's future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation and Subsidiaries
Consolidated Financial Highlights
(Dollars in millions, except per share information; shares in thousands)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Income statement
Net interest income	$11,058	$10,292	$10,201	$10,118	$10,485
Noninterest income	11,190	9,698	11,434	11,168	10,305
Total revenue, net of interest expense	22,248	19,990	21,635	21,286	20,790
Provision for credit losses	835	774	850	976	997
Noninterest expense	14,848	13,161	13,481	13,493	14,816
Income tax expense	1,709	1,359	2,349	2,034	1,505
Net income	4,856	4,696	4,955	4,783	3,472
Preferred stock dividends	502	361	503	361	457
Net income applicable to common shareholders	4,354	4,335	4,452	4,422	3,015
Diluted earnings per common share	0.41	0.40	0.41	0.41	0.28
Average diluted common shares issued and outstanding	10,914,815	10,958,621	11,000,473	11,059,167	11,100,067
Dividends paid per common share	$0.075	$0.075	$0.075	$0.05	$0.05

Performance ratios
Return on average assets	0.88%	0.85%	0.90%	0.88%	0.64%
Return on average common shareholders' equity	7.27	7.04	7.27	7.40	5.11
Return on average shareholders' equity	7.35	6.91	7.33	7.25	5.36
Return on average tangible common shareholders' equity (1)	10.28	9.92	10.28	10.54	7.33
Return on average tangible shareholders' equity (1)	10.00	9.38	9.98	9.93	7.40

At period end
Book value per share of common stock	$24.36	$24.04	$24.19	$23.71	$23.14
Tangible book value per share of common stock (1)	17.23	16.95	17.14	16.71	16.19
Market price per share of common stock:
Closing price	$23.59	$22.10	$15.65	$13.27	$13.52
High closing price for the period	25.50	23.16	16.19	15.11	16.43
Low closing price for the period	22.05	15.63	12.74	12.18	11.16
Market capitalization	235,291	222,163	158,438	135,577	139,427

Number of financial centers - U.S.	4,559	4,579	4,629	4,681	4,689
Number of branded ATMs - U.S.	15,939	15,928	15,959	15,998	16,003
Full-time equivalent employees	208,573	208,024	209,009	210,516	213,183

(1)
Tangible equity ratios and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 37-38.)

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries
Consolidated Statement of Income
(Dollars in millions, except per share information; shares in thousands)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Interest income
Loans and leases	$8,754	$8,391	$8,358	$8,219	$8,260
Debt securities	2,541	2,245	2,144	2,261	2,517
Federal funds sold and securities borrowed or purchased under agreements to resell	439	315	267	260	276
Trading account assets	1,076	1,093	1,076	1,075	1,179
Other interest income	900	821	765	759	776
Total interest income	13,710	12,865	12,610	12,574	13,008

Interest expense
Deposits	282	279	266	245	225
Short-term borrowings	647	542	569	626	613
Trading account liabilities	264	240	244	242	292
Long-term debt	1,459	1,512	1,330	1,343	1,393
Total interest expense	2,652	2,573	2,409	2,456	2,523
Net interest income	11,058	10,292	10,201	10,118	10,485

Noninterest income
Card income	1,449	1,502	1,455	1,464	1,430
Service charges	1,918	1,978	1,952	1,871	1,837
Investment and brokerage services	3,262	3,202	3,160	3,201	3,182
Investment banking income	1,584	1,222	1,458	1,408	1,153
Trading account profits	2,331	1,081	2,141	2,018	1,662
Mortgage banking income	122	519	589	312	433
Gains on sales of debt securities	52	—	51	249	190
Other income	472	194	628	645	418
Total noninterest income	11,190	9,698	11,434	11,168	10,305
Total revenue, net of interest expense	22,248	19,990	21,635	21,286	20,790

Provision for credit losses	835	774	850	976	997

Noninterest expense
Personnel	9,158	7,338	7,704	7,722	8,852
Occupancy	1,000	969	1,005	1,036	1,028
Equipment	438	447	443	451	463
Marketing	332	460	410	414	419
Professional fees	456	538	536	472	425
Amortization of intangibles	162	176	181	186	187
Data processing	794	767	685	717	838
Telecommunications	191	195	189	189	173
Other general operating	2,317	2,271	2,328	2,306	2,431
Total noninterest expense	14,848	13,161	13,481	13,493	14,816
Income before income taxes	6,565	6,055	7,304	6,817	4,977
Income tax expense	1,709	1,359	2,349	2,034	1,505
Net income	$4,856	$4,696	$4,955	$4,783	$3,472
Preferred stock dividends	502	361	503	361	457
Net income applicable to common shareholders	$4,354	$4,335	$4,452	$4,422	$3,015

Per common share information
Earnings	$0.43	$0.43	$0.43	$0.43	$0.29
Diluted earnings	0.41	0.40	0.41	0.41	0.28
Dividends paid	0.075	0.075	0.075	0.05	0.05
Average common shares issued and outstanding	10,099,557	10,170,031	10,250,124	10,328,424	10,370,094
Average diluted common shares issued and outstanding	10,914,815	10,958,621	11,000,473	11,059,167	11,100,067

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries
Consolidated Statement of Comprehensive Income
(Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Net income	$4,856	$4,696	$4,955	$4,783	$3,472
Other comprehensive income (loss), net-of-tax:
Net change in debt and marketable equity securities	(99)	(4,664)	208	755	2,356
Net change in debit valuation adjustments	9	(205)	(65)	(13)	127
Net change in derivatives	38	(95)	127	126	24
Employee benefit plan adjustments	27	(553)	6	13	10
Net change in foreign currency translation adjustments	(3)	(70)	(8)	(21)	12
Other comprehensive income (loss)	(28)	(5,587)	268	860	2,529
Comprehensive income (loss)	$4,828	$(891)	$5,223	$5,643	$6,001

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries
Consolidated Balance Sheet
(Dollars in millions)
	March 31 2017	December 31 2016	March 31 2016
Assets
Cash and due from banks	$28,955	$30,719	$27,781
Interest-bearing deposits with the Federal Reserve, non-U.S. central banks and other banks	139,070	117,019	151,829
Cash and cash equivalents	168,025	147,738	179,610
Time deposits placed and other short-term investments	11,967	9,861	5,891
Federal funds sold and securities borrowed or purchased under agreements to resell	210,733	198,224	221,129
Trading account assets	209,044	180,209	178,987
Derivative assets	40,078	42,512	52,255
Debt securities:
Carried at fair value	312,012	313,660	302,333
Held-to-maturity, at cost	116,033	117,071	98,236
Total debt securities	428,045	430,731	400,569
Loans and leases	906,242	906,683	901,113
Allowance for loan and lease losses	(11,112)	(11,237)	(12,069)
Loans and leases, net of allowance	895,130	895,446	889,044
Premises and equipment, net	9,319	9,139	9,358
Mortgage servicing rights	2,610	2,747	2,631
Goodwill	68,969	68,969	69,761
Intangible assets	2,766	2,922	3,578
Loans held-for-sale	14,751	9,066	6,192
Customer and other receivables	59,534	58,759	56,838
Assets of business held for sale	11,025	10,670	n/a
Other assets	115,705	120,709	109,883
Total assets	$2,247,701	$2,187,702	$2,185,726

Assets of consolidated variable interest entities included in total assets above (isolated to settle the liabilities of the variable interest entities)
Trading account assets	$5,180	$5,773	$5,876
Loans and leases	53,187	56,001	62,045
Allowance for loan and lease losses	(1,004)	(1,032)	(1,152)
Loans and leases, net of allowance	52,183	54,969	60,893
Loans held-for-sale	128	188	278
All other assets	2,161	1,596	1,523
Total assets of consolidated variable interest entities	$59,652	$62,526	$68,570
n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries
Consolidated Balance Sheet (continued)
(Dollars in millions)
	March 31 2017	December 31 2016	March 31 2016
Liabilities
Deposits in U.S. offices:
Noninterest-bearing	$436,972	$438,125	$424,319
Interest-bearing	762,161	750,891	718,579
Deposits in non-U.S. offices:
Noninterest-bearing	13,223	12,039	11,230
Interest-bearing	59,785	59,879	63,133
Total deposits	1,272,141	1,260,934	1,217,261
Federal funds purchased and securities loaned or sold under agreements to repurchase	186,098	170,291	188,960
Trading account liabilities	77,283	63,031	74,003
Derivative liabilities	36,428	39,480	41,063
Short-term borrowings	44,162	23,944	30,881
Accrued expenses and other liabilities (includes $757, $762 and $627 of reserve for unfunded lending commitments)	142,051	146,359	137,705
Long-term debt	221,385	216,823	232,849
Total liabilities	1,979,548	1,920,862	1,922,722
Shareholders' equity
Preferred stock, $0.01 par value; authorized – 100,000,000 shares; issued and outstanding – 3,887,329, 3,887,329 and 3,851,790 shares	25,220	25,220	24,342
Common stock and additional paid-in capital, $0.01 par value; authorized – 12,800,000,000 shares; issued and outstanding – 9,974,189,863, 10,052,625,604 and 10,312,660,252 shares	144,782	147,038	150,774
Retained earnings	105,467	101,870	90,717
Accumulated other comprehensive income (loss)	(7,316)	(7,288)	(2,829)
Total shareholders' equity	268,153	266,840	263,004
Total liabilities and shareholders' equity	$2,247,701	$2,187,702	$2,185,726

Liabilities of consolidated variable interest entities included in total liabilities above
Short-term borrowings	$185	$348	$665
Long-term debt	11,944	10,646	10,857
All other liabilities	37	41	17
Total liabilities of consolidated variable interest entities	$12,166	$11,035	$11,539

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries
Capital Management
(Dollars in millions)
	Basel 3 Transition
	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Risk-based capital metrics (1):
Standardized Approach
Common equity tier 1 capital	$167,351	$168,866	$169,925	$166,173	$162,732
Tier 1 capital	190,332	190,315	191,435	187,209	182,550
Total capital	227,250	228,187	229,132	226,949	223,020
Risk-weighted assets	1,398,354	1,399,477	1,395,541	1,396,277	1,405,748
Common equity tier 1 capital ratio	12.0%	12.1%	12.2%	11.9%	11.6%
Tier 1 capital ratio	13.6	13.6	13.7	13.4	13.0
Total capital ratio	16.3	16.3	16.4	16.3	15.9

Advanced Approaches
Common equity tier 1 capital	$167,351	$168,866	$169,925	$166,173	$162,732
Tier 1 capital	190,332	190,315	191,435	187,209	182,550
Total capital	218,112	218,981	219,878	217,828	213,434
Risk-weighted assets	1,516,708	1,529,903	1,547,221	1,561,567	1,586,993
Common equity tier 1 capital ratio	11.0%	11.0%	11.0%	10.6%	10.3%
Tier 1 capital ratio	12.5	12.4	12.4	12.0	11.5
Total capital ratio	14.4	14.3	14.2	13.9	13.4

Leverage-based metrics (2)
Adjusted average assets	$2,153,357	$2,131,121	$2,111,234	$2,109,172	$2,094,896
Tier 1 leverage ratio	8.8%	8.9%	9.1%	8.9%	8.7%

Supplementary leverage exposure	$2,715,760	$2,702,248	$2,703,905	$2,694,079	$2,685,787
Supplementary leverage ratio	7.0%	6.9%	7.1%	6.9%	6.8%

Tangible equity ratio (3)	9.1	9.2	9.4	9.3	9.1
Tangible common equity ratio (3)	7.9	8.1	8.2	8.1	7.9

(1)	Regulatory capital ratios reflect the transition provisions of Basel 3.

(2)
The numerator of the supplementary leverage ratio and Tier 1 leverage ratio is quarter-end Basel 3 Tier 1 capital. The Tier 1 leverage ratio reflects the transition provisions of Basel 3 and the supplementary leverage ratio is calculated on a fully phased-in basis. The denominator of supplementary leverage exposure is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions.

(3)
Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. (See Exhibit A: Non-GAAP Reconciliations - Reconciliation to GAAP Financial Measures on pages 37-38.)

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries
Regulatory Capital Reconciliations (1, 2)
(Dollars in millions)
	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Regulatory capital – Basel 3 transition to fully phased-in
Common equity tier 1 capital (transition)	$167,351	$168,866	$169,925	$166,173	$162,732
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	(1,594)	(3,318)	(3,143)	(3,496)	(3,764)
Accumulated OCI phased in during transition	(964)	(1,899)	188	359	(117)
Intangibles phased in during transition	(375)	(798)	(853)	(907)	(983)
Defined benefit pension fund assets phased in during transition	(175)	(341)	(375)	(378)	(381)
DVA related to liabilities and derivatives phased in during transition	128	276	168	104	76
Other adjustments and deductions phased in during transition	(38)	(57)	(35)	(24)	(54)
Common equity tier 1 capital (fully phased-in)	$164,333	$162,729	$165,875	$161,831	$157,509

Risk-weighted assets – As reported to Basel 3 (fully phased-in)
Basel 3 Standardized approach risk-weighted assets as reported	$1,398,354	$1,399,477	$1,395,541	$1,396,277	$1,405,748
Changes in risk-weighted assets from reported to fully phased-in	17,785	17,638	15,587	17,689	20,104
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	$1,416,139	$1,417,115	$1,411,128	$1,413,966	$1,425,852

Basel 3 Advanced approaches risk-weighted assets as reported	$1,516,708	$1,529,903	$1,547,221	$1,561,567	$1,586,993
Changes in risk-weighted assets from reported to fully phased-in	(19,132)	(18,113)	(23,502)	(19,600)	(29,710)
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) (3)	$1,497,576	$1,511,790	$1,523,719	$1,541,967	$1,557,283

Regulatory capital ratios
Basel 3 Standardized approach common equity tier 1 (transition)	12.0%	12.1%	12.2%	11.9%	11.6%
Basel 3 Advanced approaches common equity tier 1 (transition)	11.0	11.0	11.0	10.6	10.3
Basel 3 Standardized approach common equity tier 1 (fully phased-in)	11.6	11.5	11.8	11.4	11.0
Basel 3 Advanced approaches common equity tier 1 (fully phased-in) (3)	11.0	10.8	10.9	10.5	10.1

(1)
As an Advanced approaches institution, we are required to report regulatory capital risk-weighted assets and ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is to be used to assess capital adequacy, which is the Advanced approaches for the periods presented.

(2)	Fully phased-in estimates are non-GAAP financial measures. For reconciliations to GAAP financial measures, see above.

(3)
Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal models methodology (IMM) for calculating counterparty credit risk regulatory capital for derivatives. As of March 31, 2017, we did not have regulatory approval of the IMM model.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries
Quarterly Average Balances and Interest Rates – Fully Taxable-equivalent Basis
(Dollars in millions)
	First Quarter 2017			Fourth Quarter 2016			First Quarter 2016
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Interest-bearing deposits with the Federal Reserve, non-U.S. central banks and other banks	$123,921	$202	0.66%	$125,820	$145	0.46%	$138,574	$155	0.45%
Time deposits placed and other short-term investments	11,497	47	1.65	9,745	39	1.57	9,156	32	1.41
Federal funds sold and securities borrowed or purchased under agreements to resell	216,402	439	0.82	218,200	315	0.57	209,183	276	0.53
Trading account assets	125,661	1,111	3.58	126,731	1,131	3.55	136,306	1,212	3.57
Debt securities (1)	430,234	2,573	2.39	430,719	2,273	2.11	399,978	2,537	2.56
Loans and leases (2):
Residential mortgage	193,627	1,661	3.44	191,003	1,621	3.39	186,980	1,629	3.49
Home equity	65,508	639	3.94	68,021	618	3.63	75,328	711	3.79
U.S. credit card	89,628	2,111	9.55	89,521	2,105	9.35	87,163	2,021	9.32
Non-U.S. credit card	9,367	211	9.15	9,051	192	8.43	9,822	253	10.36
Direct/Indirect consumer	93,291	608	2.65	93,527	598	2.54	89,342	550	2.48
Other consumer	2,547	27	4.07	2,462	25	3.99	2,138	16	3.03
Total consumer	453,968	5,257	4.68	453,585	5,159	4.53	450,773	5,180	4.61
U.S. commercial	287,468	2,222	3.14	283,491	2,119	2.97	270,511	1,936	2.88
Commercial real estate	57,764	479	3.36	57,540	453	3.13	57,271	434	3.05
Commercial lease financing	22,123	231	4.17	21,436	145	2.71	21,077	182	3.46
Non-U.S. commercial	92,821	595	2.60	92,344	589	2.54	93,352	585	2.52
Total commercial	460,176	3,527	3.11	454,811	3,306	2.89	442,211	3,137	2.85
Total loans and leases (1)	914,144	8,784	3.88	908,396	8,465	3.71	892,984	8,317	3.74
Other earning assets	73,514	751	4.13	64,501	731	4.52	58,641	694	4.75
Total earning assets (3)	1,895,373	13,907	2.96	1,884,112	13,099	2.77	1,844,822	13,223	2.88
Cash and due from banks (1)	27,196			27,452			28,844
Other assets, less allowance for loan and lease losses (1)	308,851			296,475			300,256
Total assets	$2,231,420			$2,208,039			$2,173,922

(1)
Includes assets of the Corporation's non-U.S. consumer credit card business, which are included in assets of business held for sale on the Consolidated Balance Sheet at March 31, 2017 and December 31, 2016. The impact on net interest yield of the earning assets included in assets of business held for sale is not significant.

(2)
Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is generally recognized on a cost recovery basis. Purchased credit-impaired loans were recorded at fair value upon acquisition and accrete interest income over the estimated life of the loan.

(3)
The impact of interest rate risk management derivatives on interest income is presented below. Interest income includes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

	First Quarter 2017	Fourth Quarter 2016	First Quarter 2016
Federal funds sold and securities borrowed or purchased under agreements to resell	$15	$8	$13
Debt securities	(22)	(19)	(34)
U.S. commercial loans and leases	(10)	(10)	(14)
Net hedge expense on assets	$(17)	$(21)	$(35)

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries
Quarterly Average Balances and Interest Rates – Fully Taxable-equivalent Basis (continued)
(Dollars in millions)
	First Quarter 2017			Fourth Quarter 2016			First Quarter 2016
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-bearing liabilities
U.S. interest-bearing deposits:
Savings	$52,193	$1	0.01%	$50,132	$1	0.01%	$47,845	$1	0.01%
NOW and money market deposit accounts	617,749	74	0.05	604,155	78	0.05	577,779	71	0.05
Consumer CDs and IRAs	46,711	31	0.27	47,625	32	0.27	49,617	35	0.28
Negotiable CDs, public funds and other deposits	33,695	52	0.63	34,904	53	0.60	31,739	29	0.37
Total U.S. interest-bearing deposits	750,348	158	0.09	736,816	164	0.09	706,980	136	0.08
Non-U.S. interest-bearing deposits:
Banks located in non-U.S. countries	2,616	5	0.76	2,918	4	0.48	4,123	9	0.84
Governments and official institutions	1,013	2	0.81	1,346	2	0.74	1,472	2	0.53
Time, savings and other	58,418	117	0.81	60,123	109	0.73	56,943	78	0.55
Total non-U.S. interest-bearing deposits	62,047	124	0.81	64,387	115	0.71	62,538	89	0.57
Total interest-bearing deposits	812,395	282	0.14	801,203	279	0.14	769,518	225	0.12
Federal funds purchased, securities loaned or sold under agreements to repurchase and short-term borrowings	231,717	647	1.13	207,679	542	1.04	221,990	613	1.11
Trading account liabilities	69,695	264	1.53	71,598	240	1.33	72,299	292	1.63
Long-term debt	221,468	1,459	2.65	220,587	1,512	2.74	233,654	1,393	2.39
Total interest-bearing liabilities (1)	1,335,275	2,652	0.80	1,301,067	2,573	0.79	1,297,461	2,523	0.78
Noninterest-bearing sources:
Noninterest-bearing deposits	444,237			449,745			428,937
Other liabilities	183,805			186,867			187,101
Shareholders' equity	268,103			270,360			260,423
Total liabilities and shareholders' equity	$2,231,420			$2,208,039			$2,173,922
Net interest spread			2.16%			1.98%			2.10%
Impact of noninterest-bearing sources			0.23			0.25			0.23
Net interest income/yield on earning assets		$11,255	2.39%		$10,526	2.23%		$10,700	2.33%

(1)
The impact of interest rate risk management derivatives on interest expense is presented below. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

	First Quarter 2017	Fourth Quarter 2016	First Quarter 2016
Consumer CDs and IRAs	$6	$6	$6
Negotiable CDs, public funds and other deposits	3	3	3
Banks located in non-U.S. countries	5	5	1
Federal funds purchased, securities loaned or sold under agreements to repurchase and short-term borrowings	92	94	162
Long-term debt	(530)	(440)	(737)
Net hedge income on liabilities	$(424)	$(332)	$(565)

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries
Debt Securities and Available-for-Sale Marketable Equity Securities
(Dollars in millions)
	March 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
Mortgage-backed securities:
Agency	$190,684	$553	$(2,194)	$189,043
Agency-collateralized mortgage obligations	7,848	78	(49)	7,877
Commercial	12,809	27	(264)	12,572
Non-agency residential	1,758	209	(24)	1,943
Total mortgage-backed securities	213,099	867	(2,531)	211,435
U.S. Treasury and agency securities	51,056	168	(666)	50,558
Non-U.S. securities	6,744	13	(4)	6,753
Other taxable securities, substantially all asset-backed securities	9,754	76	(11)	9,819
Total taxable securities	280,653	1,124	(3,212)	278,565
Tax-exempt securities	17,443	80	(188)	17,335
Total available-for-sale debt securities	298,096	1,204	(3,400)	295,900
Less: Available-for-sale securities of business held for sale	(691)	—	—	(691)
Other debt securities carried at fair value	16,714	164	(75)	16,803
Total debt securities carried at fair value	314,119	1,368	(3,475)	312,012
Held-to-maturity debt securities, substantially all U.S. agency mortgage-backed securities	116,033	166	(2,196)	114,003
Total debt securities	$430,152	$1,534	$(5,671)	$426,015
Available-for-sale marketable equity securities (1)	$8	$57	$—	$65

	December 31, 2016
Available-for-sale debt securities
Mortgage-backed securities:
Agency	$190,809	$640	$(1,963)	$189,486
Agency-collateralized mortgage obligations	8,296	85	(51)	8,330
Commercial	12,594	21	(293)	12,322
Non-agency residential	1,863	181	(31)	2,013
Total mortgage-backed securities	213,562	927	(2,338)	212,151
U.S. Treasury and agency securities	48,800	204	(752)	48,252
Non-U.S. securities	6,372	13	(3)	6,382
Other taxable securities, substantially all asset-backed securities	10,573	64	(23)	10,614
Total taxable securities	279,307	1,208	(3,116)	277,399
Tax-exempt securities	17,272	72	(184)	17,160
Total available-for-sale debt securities	296,579	1,280	(3,300)	294,559
Less: Available-for-sale securities of business held for sale	(619)	—	—	(619)
Other debt securities carried at fair value	19,748	121	(149)	19,720
Total debt securities carried at fair value	315,708	1,401	(3,449)	313,660
Held-to-maturity debt securities, substantially all U.S. agency mortgage-backed securities	117,071	248	(2,034)	115,285
Total debt securities	$432,779	$1,649	$(5,483)	$428,945
Available-for-sale marketable equity securities (1)	$325	$51	$(1)	$375

(1)	Classified in other assets on the Consolidated Balance Sheet.

Other Debt Securities Carried at Fair Value
(Dollars in millions)	March 31 2017	December 31 2016
Mortgage-backed securities:
Agency-collateralized mortgage obligations	$5	$5
Non-agency residential	3,082	3,139
Total mortgage-backed securities	3,087	3,144
Non-U.S. securities (1)	13,482	16,336
Other taxable securities, substantially all asset-backed securities	234	240
Total	$16,803	$19,720

(1)	These securities are primarily used to satisfy certain international regulatory liquidity requirements.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries
Supplemental Financial Data
(Dollars in millions)

Fully taxable-equivalent (FTE) basis data (1)

	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Net interest income	$11,255	$10,526	$10,429	$10,341	$10,700
Total revenue, net of interest expense	22,445	20,224	21,863	21,509	21,005
Net interest yield	2.39%	2.23%	2.23%	2.23%	2.33%
Efficiency ratio	66.15	65.08	61.66	62.73	70.54

(1)
FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on pages 37-38.)

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other
(Dollars in millions)
	First Quarter 2017
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income (FTE basis)	$11,255	$5,781	$1,560	$2,774	$1,049	$91
Card income	1,449	1,224	36	125	22	42
Service charges	1,918	1,050	20	765	77	6
Investment and brokerage services	3,262	69	2,648	17	531	(3)
Investment banking income (loss)	1,584	—	51	925	666	(58)
Trading account profits	2,331	—	59	33	2,177	62
Mortgage banking income	122	119	1	—	—	2
Gains on sales of debt securities	52	—	—	—	—	52
Other income (loss)	472	41	217	316	186	(288)
Total noninterest income	11,190	2,503	3,032	2,181	3,659	(185)
Total revenue, net of interest expense (FTE basis)	22,445	8,284	4,592	4,955	4,708	(94)
Provision for credit losses	835	838	23	17	(17)	(26)
Noninterest expense	14,848	4,406	3,333	2,163	2,757	2,189
Income (loss) before income taxes (FTE basis)	6,762	3,040	1,236	2,775	1,968	(2,257)
Income tax expense (benefit) (FTE basis)	1,906	1,146	466	1,046	671	(1,423)
Net income (loss)	$4,856	$1,894	$770	$1,729	$1,297	$(834)

Average
Total loans and leases	$914,144	$257,945	$148,405	$342,857	$70,064	$94,873
Total assets (1)	2,231,420	707,647	293,432	415,856	607,010	207,475
Total deposits	1,256,632	635,594	257,386	304,137	33,158	26,357
Period end
Total loans and leases (2)	$915,747	$258,421	$149,110	$344,451	$71,053	$92,712
Total assets (1)	2,247,701	734,087	291,177	416,710	604,015	201,712
Total deposits	1,272,141	661,607	254,595	296,178	33,629	26,132

	Fourth Quarter 2016
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income (FTE basis)	$10,526	$5,465	$1,449	$2,502	$1,167	$(57)
Card income	1,502	1,290	38	117	12	45
Service charges	1,978	1,062	18	810	81	7
Investment and brokerage services	3,202	65	2,598	24	518	(3)
Investment banking income (loss)	1,222	—	47	654	554	(33)
Trading account profits (losses)	1,081	—	52	40	1,149	(160)
Mortgage banking income	519	207	1	—	—	311
Other income (loss)	194	22	174	387	(8)	(381)
Total noninterest income	9,698	2,646	2,928	2,032	2,306	(214)
Total revenue, net of interest expense (FTE basis)	20,224	8,111	4,377	4,534	3,473	(271)
Provision for credit losses	774	760	22	13	8	(29)
Noninterest expense	13,161	4,330	3,359	2,036	2,482	954
Income (loss) before income taxes (FTE basis)	6,289	3,021	996	2,485	983	(1,196)
Income tax expense (benefit) (FTE basis)	1,593	1,101	362	906	325	(1,101)
Net income (loss)	$4,696	$1,920	$634	$1,579	$658	$(95)

Average
Total loans and leases	$908,396	$253,602	$146,180	$337,827	$70,615	$100,172
Total assets (1)	2,208,039	686,985	291,761	403,564	595,276	230,453
Total deposits	1,250,948	617,967	256,629	314,133	33,775	28,444
Period end
Total loans and leases (2)	$915,897	$258,991	$148,179	$339,271	$72,743	$96,713
Total assets (1)	2,187,702	702,333	298,931	408,268	566,060	212,110
Total deposits	1,260,934	632,786	262,530	306,430	34,927	24,261

(1)	Total assets include asset allocations to match liabilities (i.e., deposits).

(2)
Includes $9.5 billion and $9.2 billion of non-U.S. credit card loans, which are included in assets of business held for sale on the Consolidated Balance Sheet and in All Other at March 31, 2017 and December 31, 2016.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other (continued)
(Dollars in millions)
	First Quarter 2016
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income (FTE basis)	$10,700	$5,328	$1,513	$2,545	$1,184	$130
Card income	1,430	1,211	48	117	10	44
Service charges	1,837	997	19	745	72	4
Investment and brokerage services	3,182	69	2,536	16	568	(7)
Investment banking income (loss)	1,153	1	73	636	494	(51)
Trading account profits (losses)	1,662	—	36	(2)	1,595	33
Mortgage banking income	433	190	1	—	—	242
Gains on sales of debt securities	190	—	—	—	—	190
Other income (loss)	418	61	243	397	28	(311)
Total noninterest income	10,305	2,529	2,956	1,909	2,767	144
Total revenue, net of interest expense (FTE basis)	21,005	7,857	4,469	4,454	3,951	274
Provision for credit losses	997	531	25	553	9	(121)
Noninterest expense	14,816	4,538	3,273	2,174	2,449	2,382
Income (loss) before income taxes (FTE basis)	5,192	2,788	1,171	1,727	1,493	(1,987)
Income tax expense (benefit) (FTE basis)	1,720	1,024	430	635	520	(889)
Net income (loss)	$3,472	$1,764	$741	$1,092	$973	$(1,098)

Average
Total loans and leases	$892,984	$237,908	$139,098	$328,643	$69,283	$118,052
Total assets (1)	2,173,922	646,516	295,710	391,775	581,226	258,695
Total deposits	1,198,455	578,193	260,482	297,134	35,886	26,760
Period end
Total loans and leases	$901,113	$240,591	$139,690	$333,604	$73,446	$113,782
Total assets (1)	2,185,726	666,292	296,199	394,736	581,150	247,349
Total deposits	1,217,261	597,796	260,565	298,072	34,403	26,425

(1)	Total assets include asset allocations to match liabilities (i.e., deposits).

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries
Consumer Banking Segment Results
(Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Net interest income (FTE basis)	$5,781	$5,465	$5,289	$5,207	$5,328
Noninterest income:
Card income	1,224	1,290	1,218	1,216	1,211
Service charges	1,050	1,062	1,072	1,011	997
Mortgage banking income	119	207	297	267	190
All other income	110	87	92	94	131
Total noninterest income	2,503	2,646	2,679	2,588	2,529
Total revenue, net of interest expense (FTE basis)	8,284	8,111	7,968	7,795	7,857

Provision for credit losses	838	760	698	726	531

Noninterest expense	4,406	4,330	4,371	4,415	4,538
Income before income taxes (FTE basis)	3,040	3,021	2,899	2,654	2,788
Income tax expense (FTE basis)	1,146	1,101	1,086	978	1,024
Net income	$1,894	$1,920	$1,813	$1,676	$1,764

Net interest yield (FTE basis)	3.50%	3.35%	3.30%	3.34%	3.53%
Return on average allocated capital (1)	21	22	21	20	21
Efficiency ratio (FTE basis)	53.19	53.38	54.86	56.64	57.77

Balance Sheet
Average
Total loans and leases	$257,945	$253,602	$248,683	$242,921	$237,908
Total earning assets (2)	668,865	648,299	636,832	627,225	607,302
Total assets (2)	707,647	686,985	674,630	665,096	646,516
Total deposits	635,594	617,967	605,705	596,471	578,193
Allocated capital (1)	37,000	34,000	34,000	34,000	34,000

Period end
Total loans and leases	$258,421	$258,991	$251,125	$247,122	$240,591
Total earning assets (2)	694,883	662,698	648,972	630,449	626,934
Total assets (2)	734,087	702,333	687,241	668,464	666,292
Total deposits	661,607	632,786	618,027	599,454	597,796

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries
Consumer Banking Quarterly Results
(Dollars in millions)
	First Quarter 2017
	Total Consumer Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$5,781	$3,063	$2,718
Noninterest income:
Card income	1,224	2	1,222
Service charges	1,050	1,050	—
Mortgage banking income	119	—	119
All other income	110	102	8
Total noninterest income	2,503	1,154	1,349
Total revenue, net of interest expense (FTE basis)	8,284	4,217	4,067

Provision for credit losses	838	55	783

Noninterest expense	4,406	2,523	1,883
Income before income taxes (FTE basis)	3,040	1,639	1,401
Income tax expense (FTE basis)	1,146	618	528
Net income	$1,894	$1,021	$873

Net interest yield (FTE basis)	3.50%	1.96%	4.34%
Return on average allocated capital (1)	21	35	14
Efficiency ratio (FTE basis)	53.19	59.85	46.29

Balance Sheet
Average
Total loans and leases	$257,945	$4,979	$252,966
Total earning assets (2)	668,865	634,704	254,066
Total assets (2)	707,647	661,769	265,783
Total deposits	635,594	629,337	6,257
Allocated capital (1)	37,000	12,000	25,000

Period end
Total loans and leases	$258,421	$4,938	$253,483
Total earning assets (2)	694,883	660,888	254,291
Total assets (2)	734,087	688,277	266,106
Total deposits	661,607	655,714	5,893

	Fourth Quarter 2016
	Total Consumer Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$5,465	$2,761	$2,704
Noninterest income:
Card income	1,290	1	1,289
Service charges	1,062	1,062	—
Mortgage banking income	207	—	207
All other income (loss)	87	92	(5)
Total noninterest income	2,646	1,155	1,491
Total revenue, net of interest expense (FTE basis)	8,111	3,916	4,195

Provision for credit losses	760	42	718

Noninterest expense	4,330	2,450	1,880
Income before income taxes (FTE basis)	3,021	1,424	1,597
Income tax expense (FTE basis)	1,101	519	582
Net income	$1,920	$905	$1,015

Net interest yield (FTE basis)	3.35%	1.78%	4.30%
Return on average allocated capital (1)	22	30	18
Efficiency ratio (FTE basis)	53.38	62.56	44.82

Balance Sheet
Average
Total loans and leases	$253,602	$4,874	$248,728
Total earning assets (2)	648,299	616,297	250,115
Total assets (2)	686,985	642,837	262,261
Total deposits	617,967	610,533	7,434
Allocated capital (1)	34,000	12,000	22,000

Period end
Total loans and leases	$258,991	$4,938	$254,053
Total earning assets (2)	662,698	631,172	255,511
Total assets (2)	702,333	658,316	268,002
Total deposits	632,786	625,727	7,059

For footnotes see page 17.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries
Consumer Banking Quarterly Results (continued)
(Dollars in millions)
	First Quarter 2016
	Total Consumer Banking	Deposits	Consumer Lending
Net interest income (FTE basis)	$5,328	$2,692	$2,636
Noninterest income:
Card income	1,211	3	1,208
Service charges	997	997	—
Mortgage banking income	190	—	190
All other income	131	115	16
Total noninterest income	2,529	1,115	1,414
Total revenue, net of interest expense (FTE basis)	7,857	3,807	4,050

Provision for credit losses	531	48	483

Noninterest expense	4,538	2,455	2,083
Income before income taxes (FTE basis)	2,788	1,304	1,484
Income tax expense (FTE basis)	1,024	479	545
Net income	$1,764	$825	$939

Net interest yield (FTE basis)	3.53%	1.88%	4.52%
Return on average allocated capital (1)	21	28	17
Efficiency ratio (FTE basis)	57.77	64.50	51.43

Balance Sheet
Average
Total loans and leases	$237,908	$4,732	$233,176
Total earning assets (2)	607,302	576,634	234,362
Total assets (2)	646,516	603,429	246,781
Total deposits	578,193	571,462	6,731
Allocated capital (1)	34,000	12,000	22,000

Period end
Total loans and leases	$240,591	$4,737	$235,854
Total earning assets (2)	626,934	596,057	236,962
Total assets (2)	666,292	622,783	249,594
Total deposits	597,796	590,829	6,967

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(2)
For presentation purposes, in segments or businesses where the total of liabilities and equity exceeds assets, the Corporation allocates assets from All Other to match the segments' and businesses' liabilities and allocated shareholders' equity. As a result, total earning assets and total assets of the businesses may not equal total Consumer Banking.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries
Consumer Banking Key Indicators
(Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Average deposit balances
Checking	$315,772	$306,598	$299,147	$293,425	$282,143
Savings	50,544	48,549	48,273	48,472	46,221
MMS	224,563	217,394	212,096	207,333	201,616
CDs and IRAs	41,923	42,592	43,420	44,378	45,451
Non-U.S. and other	2,792	2,834	2,769	2,863	2,762
Total average deposit balances	$635,594	$617,967	$605,705	$596,471	$578,193

Deposit spreads (excludes noninterest costs)
Checking	1.94%	1.92%	1.94%	1.97%	1.98%
Savings	2.21	2.21	2.24	2.26	2.28
MMS	1.24	1.22	1.23	1.24	1.24
CDs and IRAs	1.29	1.17	1.03	0.92	0.81
Non-U.S. and other	1.16	1.00	0.87	0.80	0.67
Total deposit spreads	1.67	1.64	1.64	1.66	1.65

Client brokerage assets	$153,786	$144,696	$137,985	$131,698	$126,921

Digital banking active users (units in thousands)	34,527	33,811	33,722	33,022	32,647
Mobile banking active users (units in thousands)	22,217	21,648	21,305	20,227	19,595
Financial centers	4,559	4,579	4,629	4,681	4,689
ATMs	15,939	15,928	15,959	15,998	16,003

Total U.S. credit card (1)
Loans
Average credit card outstandings	$89,628	$89,521	$88,210	$86,705	$87,163
Ending credit card outstandings	88,552	92,278	88,789	88,103	86,403
Credit quality
Net charge-offs	$606	$566	$543	$573	$587
	2.74%	2.52%	2.45%	2.66%	2.71%
30+ delinquency	$1,580	$1,595	$1,459	$1,388	$1,448
	1.78%	1.73%	1.64%	1.58%	1.68%
90+ delinquency	$801	$782	$702	$693	$743
	0.90%	0.85%	0.79%	0.79%	0.86%
Other Total U.S. credit card indicators (1)
Gross interest yield	9.55%	9.35%	9.30%	9.20%	9.32%
Risk adjusted margin	8.89	9.20	9.11	8.79	9.05
New accounts (in thousands)	1,184	1,134	1,324	1,313	1,208
Purchase volumes	$55,321	$61,020	$57,591	$56,667	$51,154

Debit card data
Purchase volumes	$70,611	$73,296	$71,049	$72,120	$69,147

For footnotes see page 19.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries
Consumer Banking Key Indicators (continued)
(Dollars in millions)
	First Quarter 2017		Fourth Quarter 2016		Third Quarter 2016		Second Quarter 2016		First Quarter 2016

Loan production (2):
Total (3):
First mortgage	$11,442		$18,351		$16,865		$16,314		$12,623
Home equity	4,053		3,565		3,541		4,303		3,805
Consumer Banking:
First mortgage	$7,629		$12,303		$11,588		$11,541		$9,078
Home equity	3,667		3,140		3,139		3,881		3,515

Mortgage servicing rights at fair value rollforward:
Balance, beginning of period	$2,278		$2,012		$1,789		$2,152		$2,680
Net additions	35		(36)		45		25		57
Amortization of expected cash flows (4)	(147)		(156)		(157)		(165)		(171)
Other changes in mortgage servicing rights fair value (5)	(37)		458		335		(223)		(414)
Balance, end of period (6)	$2,129		$2,278		$2,012		$1,789		$2,152

Capitalized mortgage servicing rights (% of loans serviced for investors)	72	bps	74	bps	60	bps	51	bps	58	bps
Mortgage loans serviced for investors (in billions)	$296		$307		$336		$353		$368

Mortgage banking income
Consumer Banking mortgage banking income
Total production income	$54		$131		$212		$182		$138
Net servicing income
Servicing fees	157		166		179		179		184
Other net servicing income	(92)		(90)		(94)		(94)		(132)
Total net servicing income	65		76		85		85		52
Total Consumer Banking mortgage banking income	119		207		297		267		190
Other mortgage banking income (predominately in All Other) (7)
Net servicing income (loss)	(15)		288		390		53		193
Other	18		24		(98)		(8)		50
Total other mortgage banking income (predominately in All Other)	3		312		292		45		243
Total consolidated mortgage banking income	$122		$519		$589		$312		$433

(1)	In addition to the U.S. credit card portfolio in Consumer Banking, the remaining U.S. credit card portfolio is in GWIM.

(2)	The above loan production amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit.

(3)	In addition to loan production in Consumer Banking, there is also first mortgage and home equity loan production in GWIM.

(4)	Represents the net change in fair value of the MSR asset due to the recognition of modeled cash flows.

(5)	These amounts reflect the changes in modeled MSR fair value primarily due to observed changes in interest rates, periodic adjustments to the valuation model and changes in cash flow assumptions.

(6)	Does not include certain non-U.S. residential mortgage MSR balances, which are recorded in Global Markets.

(7)	Amounts for other mortgage banking income are included in this Consumer Banking table to show the components of consolidated mortgage banking income.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Segment Results
(Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Net interest income (FTE basis)	$1,560	$1,449	$1,394	$1,403	$1,513
Noninterest income:
Investment and brokerage services	2,648	2,598	2,585	2,598	2,536
All other income	384	330	400	424	420
Total noninterest income	3,032	2,928	2,985	3,022	2,956
Total revenue, net of interest expense (FTE basis)	4,592	4,377	4,379	4,425	4,469

Provision for credit losses	23	22	7	14	25

Noninterest expense	3,333	3,359	3,255	3,288	3,273
Income before income taxes (FTE basis)	1,236	996	1,117	1,123	1,171
Income tax expense (FTE basis)	466	362	419	420	430
Net income	$770	$634	$698	$703	$741

Net interest yield (FTE basis)	2.28%	2.09%	2.03%	2.06%	2.18%
Return on average allocated capital (1)	22	19	21	22	23
Efficiency ratio (FTE basis)	72.58	76.73	74.31	74.29	73.25

Balance Sheet
Average
Total loans and leases	$148,405	$146,180	$143,207	$141,180	$139,098
Total earning assets (2)	277,989	276,172	273,567	273,873	279,605
Total assets (2)	293,432	291,761	288,820	289,645	295,710
Total deposits	257,386	256,629	253,812	254,804	260,482
Allocated capital (1)	14,000	13,000	13,000	13,000	13,000

Period end
Total loans and leases	$149,110	$148,179	$144,980	$142,633	$139,690
Total earning assets (2)	275,214	283,151	274,288	270,973	280,117
Total assets (2)	291,177	298,931	289,794	286,846	296,199
Total deposits	254,595	262,530	252,962	250,976	260,565

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Key Indicators
(Dollars in millions, except as noted)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Revenue by Business
Merrill Lynch Global Wealth Management	$3,782	$3,600	$3,617	$3,602	$3,667
U.S. Trust	809	775	761	762	777
Other (1)	1	2	1	61	25
Total revenue, net of interest expense (FTE basis)	$4,592	$4,377	$4,379	$4,425	$4,469

Client Balances by Business, at period end
Merrill Lynch Global Wealth Management	$2,167,536	$2,102,175	$2,089,683	$2,026,392	$1,998,145
U.S. Trust	417,841	406,392	400,538	393,089	390,262
Other (1)	—	—	—	—	77,751
Total client balances	$2,585,377	$2,508,567	$2,490,221	$2,419,481	$2,466,158

Client Balances by Type, at period end
Long-term assets under management (2)	$946,778	$886,148	$871,026	$832,394	$812,916
Liquidity assets under management (1, 3)	—	—	—	—	77,747
Assets under management	946,778	886,148	871,026	832,394	890,663
Brokerage assets	1,106,109	1,085,826	1,095,635	1,070,014	1,056,752
Assets in custody	126,086	123,066	122,804	120,505	115,537
Deposits	254,595	262,530	252,962	250,976	260,565
Loans and leases (4)	151,809	150,997	147,794	145,592	142,641
Total client balances	$2,585,377	$2,508,567	$2,490,221	$2,419,481	$2,466,158

Assets Under Management Rollforward
Assets under management, beginning balance	$886,148	$871,026	$832,394	$890,663	$900,863
Net long-term client flows	29,214	18,934	10,182	10,055	(599)
Net liquidity client flows	—	—	—	(4,170)	(3,820)
Market valuation/other (1)	31,416	(3,812)	28,450	(64,154)	(5,781)
Total assets under management, ending balance	$946,778	$886,148	$871,026	$832,394	$890,663

Associates, at period end (5, 6)
Number of financial advisors	16,576	16,830	16,731	16,665	16,671
Total wealth advisors, including financial advisors	18,435	18,688	18,585	18,503	18,486
Total primary sales professionals, including financial advisors and wealth advisors	19,431	19,629	19,443	19,340	19,366

Merrill Lynch Global Wealth Management Metric (6)
Financial advisor productivity (7) (in thousands)	$999	$964	$983	$984	$984

U.S. Trust Metric, at period end (6)
Primary sales professionals	1,671	1,678	1,657	1,642	1,595

(1)
Includes the results of BofA Global Capital Management, the cash management division of Bank of America, and certain administrative items. Also reflects the sale to a third party of approximately $80 billion of BofA Global Capital Management's AUM during the three months ended June 30, 2016.

(2)	Defined as assets under advisory and discretion of GWIM in which the duration of the investment strategy is longer than one year.

(3)
Defined as assets under advisory and discretion of GWIM in which the investment strategy seeks current income, while maintaining liquidity and capital preservation. The duration of these strategies is primarily less than one year.

(4)	Includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet.

(5)
Includes financial advisors in the Consumer Banking segment of 2,092, 2,201, 2,179, 2,248 and 2,259 at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(6)	Associate headcount computation is based upon full-time equivalents.

(7)
Financial advisor productivity is defined as annualized Merrill Lynch Global Wealth Management total revenue, excluding the allocation of certain ALM activities, divided by the total number of financial advisors (excluding financial advisors in the Consumer Banking segment).

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries
Global Banking Segment Results
(Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Net interest income (FTE basis)	$2,774	$2,502	$2,470	$2,425	$2,545
Noninterest income:
Service charges	765	810	780	759	745
Investment banking fees	925	654	796	799	636
All other income	491	568	702	711	528
Total noninterest income	2,181	2,032	2,278	2,269	1,909
Total revenue, net of interest expense (FTE basis)	4,955	4,534	4,748	4,694	4,454

Provision for credit losses	17	13	118	199	553

Noninterest expense	2,163	2,036	2,151	2,125	2,174
Income before income taxes (FTE basis)	2,775	2,485	2,479	2,370	1,727
Income tax expense (FTE basis)	1,046	906	926	873	635
Net income	$1,729	$1,579	$1,553	$1,497	$1,092

Net interest yield (FTE basis)	3.08%	2.81%	2.83%	2.81%	3.00%
Return on average allocated capital (1)	18	17	17	16	12
Efficiency ratio (FTE basis)	43.66	44.90	45.31	45.26	48.80

Balance Sheet
Average
Total loans and leases	$342,857	$337,827	$334,363	$334,396	$328,643
Total earning assets (2)	365,775	353,693	347,462	347,347	341,387
Total assets (2)	415,856	403,564	395,423	395,997	391,775
Total deposits	304,137	314,133	306,198	298,805	297,134
Allocated capital (1)	40,000	37,000	37,000	37,000	37,000

Period end
Total loans and leases	$344,451	$339,271	$334,120	$334,838	$333,604
Total earning assets (2)	366,567	356,241	349,993	348,935	345,355
Total assets (2)	416,710	408,268	397,795	397,566	394,736
Total deposits	296,178	306,430	301,061	304,577	298,072

(1)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(2)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries
Global Banking Key Indicators
(Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Investment Banking fees (1)
Advisory (2)	$390	$243	$295	$313	$305
Debt issuance	412	347	405	390	265
Equity issuance	123	64	96	96	66
Total Investment Banking fees (3)	$925	$654	$796	$799	$636

Business Lending
Corporate	$1,102	$1,016	$1,113	$1,102	$1,054
Commercial	1,044	1,011	1,069	1,051	1,009
Business Banking	101	96	91	92	97
Total Business Lending revenue	$2,247	$2,123	$2,273	$2,245	$2,160

Global Transaction Services
Corporate	$797	$811	$741	$715	$715
Commercial	707	682	671	663	702
Business Banking	197	190	182	180	187
Total Global Transaction Services revenue	$1,701	$1,683	$1,594	$1,558	$1,604

Average deposit balances
Interest-bearing	$70,802	$73,108	$72,442	$69,761	$65,719
Noninterest-bearing	233,335	241,025	233,756	229,044	231,415
Total average deposits	$304,137	$314,133	$306,198	$298,805	$297,134

Loan spread	1.65%	1.57%	1.63%	1.62%	1.67%

Provision for credit losses	$17	$13	$118	$199	$553

Credit quality (4, 5)
Reservable utilized criticized exposure	$14,567	$14,841	$15,460	$16,544	$16,923
	3.95%	4.08%	4.31%	4.59%	4.73%

Nonperforming loans, leases and foreclosed properties	$1,527	$1,528	$1,800	$1,450	$1,316
	0.44%	0.45%	0.54%	0.43%	0.40%

Average loans and leases by product
U.S. commercial	$198,620	$194,692	$190,032	$190,273	$186,634
Commercial real estate	48,818	48,741	48,714	49,120	48,908
Commercial lease financing	23,152	22,505	22,231	21,891	22,074
Non-U.S. commercial	72,261	71,887	73,384	73,105	71,015
Other	6	2	2	7	12
Total average loans and leases	$342,857	$337,827	$334,363	$334,396	$328,643

Total Corporation Investment Banking fees
Advisory (2)	$405	$262	$328	$333	$346
Debt issuance	926	810	908	889	669
Equity issuance	312	183	261	232	188
Total investment banking fees including self-led deals	1,643	1,255	1,497	1,454	1,203
Self-led deals	(59)	(33)	(39)	(46)	(50)
Total Investment Banking fees	$1,584	$1,222	$1,458	$1,408	$1,153

(1)	Investment banking fees represent total investment banking fees for Global Banking inclusive of self-led deals and fees included within Business Lending.

(2)	Advisory includes fees on debt and equity advisory and mergers and acquisitions.

(3)	Investment banking fees represent only the fee component in Global Banking and do not include certain other items shared with the Investment Banking Group under internal revenue sharing agreements.

(4)
Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total commercial utilized reservable criticized exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers' acceptances.

(5)	Nonperforming loans, leases and foreclosed properties are on an end-of-period basis. The nonperforming ratio is nonperforming assets divided by loans, leases and foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries
Investment Banking Product Rankings

	Three Months Ended March 31, 2017
	Global		U.S.
	Product Ranking	Market Share	Product Ranking	Market Share
Net investment banking revenue	3	6.6%	3	9.2%
Announced mergers and acquisitions	3	16.7	4	19.1
Equity capital markets	3	5.5	3	9.9
Debt capital markets	3	6.3	3	9.3
High-yield corporate debt	2	8.6	2	10.1
Leveraged loans	1	9.5	1	10.6
Mortgage-backed securities	4	9.0	5	10.0
Asset-backed securities	1	17.2	1	19.8
Convertible debt	4	5.8	2	13.6
Common stock underwriting	4	5.5	4	9.1
Investment-grade corporate debt	4	5.8	2	9.8
Syndicated loans	1	10.5	1	13.0
Source: Dealogic data as of April 7, 2017. Figures above include self-led transactions.

•	Rankings based on deal volumes except for net investment banking revenue rankings which reflect fees.

•	Debt capital markets excludes loans but includes agencies.

•	Mergers and acquisitions fees included in investment banking revenues reflect 10 percent fee credit at announcement and 90 percent fee credit at completion as per Dealogic.

•	Mergers and acquisitions volume rankings are for announced transactions and provide credit to all investment banks advising either side of the transaction.

•	Each advisor receives full credit for the deal amount unless advising a minor stakeholder.
Highlights

Global top 3 rankings in:
High-yield corporate debt	Announced mergers and acquisitions
Leveraged loans	Equity capital markets
Asset-backed securities	Debt capital markets
Syndicated loans

U.S. top 3 rankings in:
High-yield corporate debt	Investment-grade corporate debt
Leveraged loans	Syndicated loans
Asset-backed securities	Equity capital markets
Convertible debt	Debt capital markets

Top 3 rankings excluding self-led deals:

Global:	High-yield corporate debt, Leveraged loans, Asset-backed securities, Investment-grade corporate debt, Syndicated loans, Announced mergers and acquisitions, Equity capital markets, Debt capital markets

U.S.:	High-yield corporate debt, Leveraged loans, Asset-backed securities, Convertible debt, Investment-grade corporate debt, Syndicated loans, Equity capital markets, Debt capital markets

Current period information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries
Global Markets Segment Results
(Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Net interest income (FTE basis)	$1,049	$1,167	$1,119	$1,088	$1,184
Noninterest income:
Investment and brokerage services	531	518	490	525	568
Investment banking fees	666	554	645	603	494
Trading account profits	2,177	1,149	1,934	1,872	1,595
All other income	285	85	170	221	110
Total noninterest income	3,659	2,306	3,239	3,221	2,767
Total revenue, net of interest expense (FTE basis) (1)	4,708	3,473	4,358	4,309	3,951

Provision for credit losses	(17)	8	19	(5)	9

Noninterest expense	2,757	2,482	2,656	2,583	2,449
Income before income taxes (FTE basis)	1,968	983	1,683	1,731	1,493
Income tax expense (FTE basis)	671	325	609	618	520
Net income	$1,297	$658	$1,074	$1,113	$973

Return on average allocated capital (2)	15%	7%	12%	12%	11%
Efficiency ratio (FTE basis)	58.56	71.45	60.94	59.95	62.01

Balance Sheet
Average
Total trading-related assets (3)	$422,359	$417,184	$415,417	$411,285	$407,661
Total loans and leases	70,064	70,615	69,043	69,620	69,283
Total earning assets (3)	429,906	430,601	422,636	422,815	418,198
Total assets	607,010	595,276	584,069	580,701	581,226
Total deposits	33,158	33,775	32,840	34,518	35,886
Allocated capital (2)	35,000	37,000	37,000	37,000	37,000

Period end
Total trading-related assets (3)	$418,259	$380,562	$417,517	$405,037	$408,223
Total loans and leases	71,053	72,743	72,144	70,766	73,446
Total earning assets (3)	425,582	397,023	435,112	416,325	422,268
Total assets	604,015	566,060	595,165	577,428	581,150
Total deposits	33,629	34,927	31,692	33,506	34,403

Trading-related assets (average)
Trading account securities	$203,866	$188,729	$185,785	$178,047	$187,931
Reverse repurchases	96,835	91,198	89,435	92,805	85,411
Securities borrowed	81,312	90,643	87,872	89,779	80,807
Derivative assets	40,346	46,614	52,325	50,654	53,512
Total trading-related assets (3)	$422,359	$417,184	$415,417	$411,285	$407,661

(1)
Substantially all of Global Markets total revenue is sales and trading revenue and investment banking fees, with a small portion related to certain revenue sharing agreements with other business segments. For additional sales and trading revenue information, see page 26.

(2)
Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

(3)	Trading-related assets include derivative assets, which are considered non-earning assets.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries
Global Markets Key Indicators
(Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Sales and trading revenue (1)
Fixed income, currency and commodities	$2,810	$1,866	$2,646	$2,456	$2,405
Equities	1,089	945	954	1,081	1,037
Total sales and trading revenue	$3,899	$2,811	$3,600	$3,537	$3,442

Sales and trading revenue, excluding debit valuation adjustment (2)
Fixed income, currency and commodities	$2,930	$1,964	$2,767	$2,615	$2,265
Equities	1,099	948	960	1,086	1,023
Total sales and trading revenue, excluding debit valuation adjustment	$4,029	$2,912	$3,727	$3,701	$3,288

Sales and trading revenue breakdown
Net interest income	$929	$1,061	$1,024	$991	$1,079
Commissions	524	510	485	517	559
Trading	2,176	1,147	1,934	1,871	1,595
Other	270	93	157	158	209
Total sales and trading revenue	$3,899	$2,811	$3,600	$3,537	$3,442

(1)
Includes Global Banking sales and trading revenue of $58 million, $68 million, $57 million, $120 million and $159 million for the first quarter of 2017, and the fourth, third, second and first quarters of 2016.

(2)
For this presentation, sales and trading revenue excludes net debit valuation adjustment (DVA) gains (losses) which include net DVA on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities for all periods. Sales and trading revenue excluding net DVA gains (losses) represents a non-GAAP financial measure. We believe the use of this non-GAAP financial measure provides additional useful information to assess the underlying performance of these businesses and to allow better comparison of period-to-period operating performance.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries
All Other Results (1)
(Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Net interest income (FTE basis)	$91	$(57)	$157	$218	$130
Noninterest income:
Card income	42	45	46	54	44
Mortgage banking income	2	311	292	44	242
Gains on sales of debt securities	52	—	51	249	190
All other loss	(281)	(570)	(136)	(279)	(332)
Total noninterest income	(185)	(214)	253	68	144
Total revenue, net of interest expense (FTE basis)	(94)	(271)	410	286	274

Provision for credit losses	(26)	(29)	8	42	(121)

Noninterest expense	2,189	954	1,048	1,082	2,382
Loss before income taxes (FTE basis)	(2,257)	(1,196)	(646)	(838)	(1,987)
Income tax benefit (FTE basis)	(1,423)	(1,101)	(463)	(632)	(889)
Net loss	$(834)	$(95)	$(183)	$(206)	$(1,098)

Balance Sheet
Average
Total loans and leases	$94,873	$100,172	$105,298	$111,553	$118,052
Total assets (2)	207,475	230,453	246,548	256,802	258,695
Total deposits	26,357	28,444	28,631	28,693	26,760

Period end
Total loans and leases (3)	$92,712	$96,713	$102,639	$107,794	$113,782
Total assets (4)	201,712	212,110	225,319	256,662	247,349
Total deposits	26,132	24,261	29,153	27,578	26,425

(1)
All Other consists of ALM activities, equity investments, the non-U.S. consumer credit card business, non-core mortgage loans and servicing activities, the net impact of periodic revisions to the MSR valuation model for both core and non-core MSRs and the related economic hedge results and ineffectiveness, other liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture as well as Global Principal Investments which is comprised of a portfolio of equity, real estate and other alternative investments. On December 20, 2016, the Corporation entered into an agreement to sell its non-U.S. consumer credit card business to a third party. Subject to regulatory approval, this transaction is expected to close by mid-2017.

(2)
Includes elimination of segments' excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity of $522.0 billion, $506.5 billion, $500.4 billion, $499.5 billion and $493.5 billion for the first quarter of 2017, and the fourth, third, second and first quarters of 2016.

(3)	Includes $9.5 billion and $9.2 billion of non-U.S. credit card loans, which are included in assets of business held for sale on the Consolidated Balance Sheet at March 31, 2017 and December 31, 2016.

(4)
Includes elimination of segments' excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders' equity of $543.4 billion, $518.7 billion, $508.5 billion, $492.3 billion and $509.9 billion at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries
Outstanding Loans and Leases
(Dollars in millions)
	March 31 2017	December 31 2016	March 31 2016
Consumer
Residential mortgage (1)	$193,843	$191,797	$184,440
Home equity	63,915	66,443	73,771
U.S. credit card	88,552	92,278	86,403
Non-U.S. credit card	9,505	9,214	9,977
Direct/Indirect consumer (2)	92,794	94,089	90,609
Other consumer (3)	2,539	2,499	2,176
Total consumer loans excluding loans accounted for under the fair value option	451,148	456,320	447,376
Consumer loans accounted for under the fair value option (4)	1,032	1,051	1,946
Total consumer	452,180	457,371	449,322

Commercial
U.S. commercial (5)	288,170	283,365	273,636
Commercial real estate (6)	57,849	57,355	58,060
Commercial lease financing	21,873	22,375	20,957
Non-U.S. commercial	89,179	89,397	92,872
Total commercial loans excluding loans accounted for under the fair value option	457,071	452,492	445,525
Commercial loans accounted for under the fair value option (4)	6,496	6,034	6,266
Total commercial	463,567	458,526	451,791
Less: Loans of business held for sale (7)	(9,505)	(9,214)	—
Total loans and leases	$906,242	$906,683	$901,113

(1)	Includes pay option loans of $1.8 billion, $1.8 billion and $2.2 billion at March 31, 2017, December 31, 2016 and March 31, 2016, respectively. The Corporation no longer originates pay option loans.

(2)
Includes auto and specialty lending loans of $48.7 billion, $48.9 billion and $45.4 billion, unsecured consumer lending loans of $530 million, $585 million and $774 million, U.S. securities-based lending loans of $39.5 billion, $40.1 billion and $39.2 billion, non-U.S. consumer loans of $2.9 billion, $3.0 billion and $3.7 billion, student loans of $479 million, $497 million and $547 million and other consumer loans of $644 million, $1.1 billion and $1.0 billion at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(3)
Includes consumer finance loans of $441 million, $465 million and $538 million, consumer leases of $2.0 billion, $1.9 billion and $1.5 billion and consumer overdrafts of $124 million, $157 million and $154 million at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(4)
Consumer loans accounted for under the fair value option were residential mortgage loans of $694 million, $710 million and $1.6 billion and home equity loans of $338 million, $341 million and $348 million at March 31, 2017, December 31, 2016 and March 31, 2016, respectively. Commercial loans accounted for under the fair value option were U.S. commercial loans of $3.5 billion, $2.9 billion and $2.6 billion and non-U.S. commercial loans of $3.0 billion, $3.1 billion and $3.7 billion at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(5)	Includes U.S. small business commercial loans, including card-related products, of $13.3 billion, $13.0 billion and $12.9 billion at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(6)
Includes U.S. commercial real estate loans of $54.7 billion, $54.3 billion and $54.5 billion and non-U.S. commercial real estate loans of $3.1 billion, $3.1 billion and $3.5 billion at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(7)	Includes non-U.S. credit card loans, which are included in assets of business held for sale on the Consolidated Balance Sheet.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries
Quarterly Average Loans and Leases by Business Segment and All Other
(Dollars in millions)
	First Quarter 2017
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$193,627	$58,521	$66,151	$5	$—	$68,950
Home equity	65,508	43,785	4,754	1	343	16,625
U.S. credit card	89,628	86,677	2,951	—	—	—
Non-U.S. credit card	9,367	—	—	—	—	9,367
Direct/Indirect consumer	93,291	49,448	43,351	—	—	492
Other consumer	2,547	2,086	4	—	—	457
Total consumer	453,968	240,517	117,211	6	343	95,891

Commercial
U.S. commercial	287,468	17,409	28,192	198,620	43,119	128
Commercial real estate	57,764	19	2,978	48,818	5,887	62
Commercial lease financing	22,123	—	3	23,152	189	(1,221)
Non-U.S. commercial	92,821	—	21	72,261	20,526	13
Total commercial	460,176	17,428	31,194	342,851	69,721	(1,018)
Total loans and leases (1)	$914,144	$257,945	$148,405	$342,857	$70,064	$94,873

	Fourth Quarter 2016
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$191,003	$53,967	$63,566	$2	$—	$73,468
Home equity	68,021	45,209	4,937	—	332	17,543
U.S. credit card	89,521	86,450	3,071	—	—	—
Non-U.S. credit card	9,051	—	—	—	—	9,051
Direct/Indirect consumer	93,527	48,839	44,178	—	—	510
Other consumer	2,462	1,976	5	—	—	481
Total consumer	453,585	236,441	115,757	2	332	101,053

Commercial
U.S. commercial	283,491	17,140	27,579	194,692	43,778	302
Commercial real estate	57,540	21	2,819	48,741	5,891	68
Commercial lease financing	21,436	—	3	22,505	211	(1,283)
Non-U.S. commercial	92,344	—	22	71,887	20,403	32
Total commercial	454,811	17,161	30,423	337,825	70,283	(881)
Total loans and leases (1)	$908,396	$253,602	$146,180	$337,827	$70,615	$100,172

	First Quarter 2016
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$186,980	$42,506	$57,934	$4	$—	$86,536
Home equity	75,328	48,136	5,467	4	303	21,418
U.S. credit card	87,163	84,207	2,956	—	—	—
Non-U.S. credit card	9,822	—	—	—	—	9,822
Direct/Indirect consumer	89,342	44,676	44,102	4	—	560
Other consumer	2,138	1,578	6	—	—	554
Total consumer	450,773	221,103	110,465	12	303	118,890

Commercial
U.S. commercial	270,511	16,783	26,227	186,634	40,503	364
Commercial real estate	57,271	22	2,342	48,908	5,889	110
Commercial lease financing	21,077	—	3	22,074	336	(1,336)
Non-U.S. commercial	93,352	—	61	71,015	22,252	24
Total commercial	442,211	16,805	28,633	328,631	68,980	(838)
Total loans and leases	$892,984	$237,908	$139,098	$328,643	$69,283	$118,052

(1)
Includes, on an average basis, $9.4 billion and $9.1 billion of non-U.S. credit card loans, which are included in assets of business held for sale on the Consolidated Balance Sheet and in All Other at March 31, 2017 and December 31, 2016.

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	29

Bank of America Corporation and Subsidiaries
Commercial Credit Exposure by Industry (1, 2, 3, 4)
(Dollars in millions)
	Commercial Utilized			Total Commercial Committed
	March 31 2017	December 31 2016	March 31 2016	March 31 2017	December 31 2016	March 31 2016
Diversified financials	$78,211	$81,156	$77,650	$121,369	$124,535	$124,704
Real estate (5)	63,384	61,203	62,867	85,286	83,658	87,438
Retailing	41,548	41,630	39,392	67,003	68,507	63,687
Capital goods	34,234	34,278	33,571	64,304	64,202	63,036
Healthcare equipment and services	38,737	37,656	37,555	62,117	64,663	62,650
Government and public education	45,843	45,694	46,030	54,354	54,626	54,303
Materials	23,645	22,578	23,511	46,485	44,357	45,321
Banking	38,184	39,877	44,939	45,320	47,799	51,163
Consumer services	28,994	27,413	25,381	44,141	42,523	39,232
Food, beverage and tobacco	21,205	19,669	19,561	41,273	37,145	39,535
Energy	18,002	19,686	21,849	37,920	39,231	43,494
Commercial services and supplies	21,372	21,241	21,643	34,164	35,360	33,761
Utilities	12,805	11,349	12,372	27,925	27,140	28,864
Transportation	19,645	19,805	19,753	27,609	27,483	27,355
Media	13,156	13,419	12,852	25,492	27,116	25,759
Individuals and trusts	16,404	16,364	16,152	22,854	21,764	21,134
Technology hardware and equipment	7,822	7,793	6,362	19,104	18,429	23,777
Software and services	9,540	7,991	8,256	19,084	19,790	16,882
Pharmaceuticals and biotechnology	5,943	5,539	6,067	18,858	18,910	17,607
Telecommunication services	7,020	6,317	5,038	17,593	16,925	11,290
Insurance, including monolines	6,724	7,406	4,941	13,779	13,936	10,592
Automobiles and components	5,744	5,459	4,952	13,111	12,969	11,317
Consumer durables and apparel	5,965	6,042	6,289	11,185	11,460	11,033
Food and staples retailing	5,724	4,795	4,504	9,565	8,869	9,330
Religious and social organizations	4,732	4,423	4,440	6,419	6,252	6,073
Other	9,639	6,109	5,820	16,645	13,432	10,971
Total commercial credit exposure by industry	$584,222	$574,892	$571,747	$952,959	$951,081	$940,308
Net credit default protection purchased on total commitments (6)				$(3,099)	$(3,477)	$(7,078)

(1)
Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers' acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are carried at fair value, reflect the effects of legally enforceable master netting agreements and have been reduced by cash collateral of $35.5 billion, $43.3 billion and $44.0 billion at March 31, 2017, December 31, 2016 and March 31, 2016, respectively. Not reflected in utilized and committed exposure is additional non-cash derivative collateral held of $23.2 billion, $22.9 billion and $22.0 billion which consists primarily of other marketable securities at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(2)
Total utilized and total committed exposure includes loans of $6.5 billion, $6.0 billion and $6.3 billion and issued letters of credit with a notional amount of $308 million, $284 million and $303 million accounted for under the fair value option at March 31, 2017, December 31, 2016 and March 31, 2016, respectively. In addition, total committed exposure includes unfunded loan commitments accounted for under the fair value option with a notional amount of $5.6 billion, $6.7 billion and $9.3 billion at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(3)	Includes U.S. small business commercial exposure.

(4)	Includes the notional amount of unfunded legally binding lending commitments net of amounts distributed (e.g., syndicated or participated) to other financial institutions.

(5)
Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based on the borrowers' or counterparties' primary business activity using operating cash flows and primary source of repayment as key factors.

(6)	Represents net notional credit protection purchased.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	30

Bank of America Corporation and Subsidiaries
Net Credit Default Protection by Maturity (1)
	March 31 2017	December 31 2016
Less than or equal to one year	65%	56%
Greater than one year and less than or equal to five years	32	41
Greater than five years	3	3
Total net credit default protection	100%	100%

(1)
To mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of maturities for net credit default protection purchased is shown in this table.

Net Credit Default Protection by Credit Exposure Debt Rating (1)
(Dollars in millions)
	March 31, 2017		December 31, 2016
Ratings (2, 3)	Net Notional (4)	Percent of Total	Net Notional (4)	Percent of Total
A	$(135)	4.4%	$(135)	3.9%
BBB	(1,735)	56.0	(1,884)	54.2
BB	(723)	23.3	(871)	25.1
B	(416)	13.4	(477)	13.7
CCC and below	(67)	2.2	(81)	2.3
NR (5)	(23)	0.7	(29)	0.8
Total net credit default protection	$(3,099)	100.0%	$(3,477)	100.0%

(1)
To mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of debt ratings for net notional credit default protection purchased is shown as a negative and the net notional credit protection sold is shown as a positive amount.

(2)	Ratings are refreshed on a quarterly basis.

(3)	Ratings of BBB- or higher are considered to meet the definition of investment grade.

(4)	Represents net credit default protection purchased.

(5)	NR is comprised of index positions held and any names that have not been rated.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	31

Bank of America Corporation and Subsidiaries
Top 20 Non-U.S. Countries Exposure
(Dollars in millions)
	Funded Loans and Loan Equivalents (1)	Unfunded Loan Commitments	Net Counterparty Exposure	Securities/ Other Investments (2)	Country Exposure at March 31 2017	Hedges and Credit Default Protection (3)	Net Country Exposure at March 31 2017 (4)	Increase (Decrease) from December 31 2016
United Kingdom	$34,566	$15,773	$6,235	$1,431	$58,005	$(4,947)	$53,058	$5,325
Germany	13,018	9,915	1,846	3,110	27,889	(4,187)	23,702	1,324
Canada	7,127	7,099	1,750	2,425	18,401	(1,750)	16,651	(2,123)
Brazil	8,787	419	560	3,617	13,383	(273)	13,110	(556)
Japan	13,098	586	1,272	509	15,465	(2,843)	12,622	(2,389)
France	3,454	5,115	1,953	5,667	16,189	(4,959)	11,230	536
China	9,139	696	670	1,208	11,713	(552)	11,161	276
Australia	4,951	4,286	328	1,061	10,626	(456)	10,170	1,247
India	6,497	205	366	2,353	9,421	(548)	8,873	(355)
Netherlands	4,363	3,024	1,042	1,633	10,062	(1,843)	8,219	821
Hong Kong	5,727	199	438	770	7,134	(43)	7,091	(388)
South Korea	4,377	646	852	1,775	7,650	(585)	7,065	959
Switzerland	3,965	3,951	368	221	8,505	(1,549)	6,956	(2,690)
Singapore	3,826	278	520	1,607	6,231	(60)	6,171	753
Mexico	3,073	1,416	136	480	5,105	(383)	4,722	238
Turkey	2,727	115	15	133	2,990	(1)	2,989	299
Italy	1,835	960	532	787	4,114	(1,142)	2,972	(1,115)
United Arab Emirates	2,085	139	498	42	2,764	(89)	2,675	(68)
Belgium	1,186	683	118	746	2,733	(363)	2,370	444
Taiwan	1,566	34	341	310	2,251	(1)	2,250	169
Total top 20 non-U.S. countries exposure	$135,367	$55,539	$19,840	$29,885	$240,631	$(26,574)	$214,057	$2,707

(1)
Includes loans, leases, and other extensions of credit and funds, including letters of credit and due from placements, which have not been reduced by collateral, hedges or credit default protection. Funded loans and loan equivalents are reported net of charge-offs but prior to any allowance for loan and lease losses.

(2)
Long securities exposures are netted on a single-name basis to, but not below, zero by short exposures and net credit default swaps purchased, consisting of single-name and net indexed and tranched credit default swaps.

(3)
Represents credit default protection purchased, net of credit default protection sold, which is used to mitigate the Corporation's risk to country exposures as listed, consisting of net single-name and net indexed and tranched credit default swaps. Amounts are calculated based on the credit default swaps notional amount assuming a zero recovery rate less any fair value receivable or payable.

(4)	Represents country exposure less hedges and credit default protection purchased, net of credit default protection sold.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	32

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties
(Dollars in millions)
	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Residential mortgage	$2,729	$3,056	$3,341	$3,592	$3,976
Home equity	2,796	2,918	2,982	3,085	3,244
Direct/Indirect consumer	19	28	26	27	26
Other consumer	2	2	1	1	1
Total consumer	5,546	6,004	6,350	6,705	7,247
U.S. commercial	1,246	1,256	1,439	1,349	1,236
Commercial real estate	74	72	60	84	91
Commercial lease financing	37	36	35	13	29
Non-U.S. commercial	311	279	400	144	165
	1,668	1,643	1,934	1,590	1,521
U.S. small business commercial	60	60	65	69	82
Total commercial	1,728	1,703	1,999	1,659	1,603
Total nonperforming loans and leases	7,274	7,707	8,349	8,364	8,850
Foreclosed properties (1)	363	377	388	435	431
Total nonperforming loans, leases and foreclosed properties (2, 3, 4)	$7,637	$8,084	$8,737	$8,799	$9,281

Fully-insured home loans past due 30 days or more and still accruing	$5,531	$6,397	$6,844	$7,478	$8,207
Consumer credit card past due 30 days or more and still accruing (5)	1,717	1,725	1,584	1,517	1,590
Other loans past due 30 days or more and still accruing	4,170	4,894	3,093	2,994	3,219
Total loans past due 30 days or more and still accruing (3, 6, 7)	$11,418	$13,016	$11,521	$11,989	$13,016

Fully-insured home loans past due 90 days or more and still accruing	$4,226	$4,793	$5,117	$5,659	$6,334
Consumer credit card past due 90 days or more and still accruing (8)	872	848	767	762	820
Other loans past due 90 days or more and still accruing	270	246	166	180	193
Total loans past due 90 days or more and still accruing (3, 6, 7)	$5,368	$5,887	$6,050	$6,601	$7,347

Nonperforming loans, leases and foreclosed properties/Total assets (9)	0.34%	0.37%	0.40%	0.40%	0.43%
Nonperforming loans, leases and foreclosed properties/Total loans, leases and foreclosed properties (9)	0.84	0.89	0.97	0.98	1.04
Nonperforming loans and leases/Total loans and leases (9)	0.80	0.85	0.93	0.94	0.99

Commercial utilized reservable criticized exposure (10)	$16,068	$16,320	$16,938	$18,087	$18,577
Commercial utilized reservable criticized exposure/Commercial utilized reservable exposure (10)	3.27%	3.35%	3.52%	3.76%	3.87%
Total commercial utilized criticized exposure/Commercial utilized exposure (10)	3.19	3.24	3.38	3.72	3.82

(1)
Foreclosed property balances do not include properties insured by certain government-guaranteed loans, principally FHA-insured loans, that entered foreclosure of $1.1 billion, $1.2 billion, $1.3 billion, $1.3 billion and $1.4 billion at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(2)
Balances do not include past due consumer credit card, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate.

(3)
Balances do not include purchased credit-impaired loans even though the customer may be contractually past due. Purchased credit-impaired loans were recorded at fair value upon acquisition and accrete interest income over the remaining life of the loan.

(4) Balances do not include the following:	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Nonperforming loans held-for-sale	$426	$264	$274	$223	$265
Nonperforming loans accounted for under the fair value option	95	132	293	302	312
Nonaccruing troubled debt restructured loans removed from the purchased credit-impaired portfolio prior to January 1, 2010	28	27	27	38	36

(5)	Includes $137 million and $130 million of non-U.S. credit card loans at March 31, 2017 and December 31, 2016, which are included in assets of business held for sale on the Consolidated Balance Sheet.

(6)
Balances do not include loans held-for-sale past due 30 days or more and still accruing of $137 million, $261 million, $18 million, $13 million and $3 million at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively, and loans held-for-sale past due 90 days or more and still accruing of $82 million and $182 million at March 31, 2017 and December 31, 2016, and $0 for other periods presented. At March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, there were $31 million, $38 million, $115 million, $117 million and $120 million, respectively, of loans accounted for under the fair value option past due 30 days or more and still accruing interest.

(7)	These balances are excluded from total nonperforming loans, leases and foreclosed properties.

(8)	Includes $71 million and $66 million of non-U.S. credit card loans at March 31, 2017 and December 31, 2016, which are included in assets of business held for sale on the Consolidated Balance Sheet.

(9)
Total assets and total loans and leases do not include loans accounted for under the fair value option of $7.5 billion, $7.1 billion, $8.1 billion, $8.7 billion and $8.2 billion at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(10)
Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure excludes loans held-for-sale, exposure accounted for under the fair value option and other nonreservable exposure.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	33

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties Activity (1)
(Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016
Nonperforming Consumer Loans and Leases:
Balance, beginning of period	$6,004	$6,350	$6,705	$7,247	$8,165
Additions to nonperforming loans and leases:
New nonperforming loans and leases	818	911	831	799	951
Reductions to nonperforming loans and leases:
Paydowns and payoffs	(230)	(190)	(220)	(252)	(133)
Sales	(142)	(273)	(237)	(271)	(823)
Returns to performing status (2)	(386)	(408)	(383)	(396)	(441)
Charge-offs (3)	(240)	(269)	(279)	(334)	(395)
Transfers to foreclosed properties	(57)	(62)	(67)	(88)	(77)
Transfers to loans held-for-sale	(221)	(55)	—	—	—
Total net reductions to nonperforming loans and leases	(458)	(346)	(355)	(542)	(918)
Total nonperforming consumer loans and leases, end of period	5,546	6,004	6,350	6,705	7,247
Foreclosed properties	328	363	372	416	421
Nonperforming consumer loans, leases and foreclosed properties, end of period	$5,874	$6,367	$6,722	$7,121	$7,668

Nonperforming Commercial Loans and Leases (4):
Balance, beginning of period	$1,703	$1,999	$1,659	$1,603	$1,212
Additions to nonperforming loans and leases:
New nonperforming loans and leases	458	254	890	489	697
Advances	14	4	2	2	9
Reductions to nonperforming loans and leases:
Paydowns	(267)	(226)	(267)	(211)	(120)
Sales	(22)	(152)	(73)	(87)	(6)
Return to performing status (5)	(54)	(90)	(101)	(29)	(47)
Charge-offs	(82)	(84)	(102)	(106)	(142)
Transfers to foreclosed properties	(22)	(2)	—	(2)	—
Transfers to loans held-for-sale	—	—	(9)	—	—
Total net additions (reductions) to nonperforming loans and leases	25	(296)	340	56	391
Total nonperforming commercial loans and leases, end of period	1,728	1,703	1,999	1,659	1,603
Foreclosed properties	35	14	16	19	10
Nonperforming commercial loans, leases and foreclosed properties, end of period	$1,763	$1,717	$2,015	$1,678	$1,613

(1)	For amounts excluded from nonperforming loans, leases and foreclosed properties, see footnotes to Nonperforming Loans, Leases and Foreclosed Properties table on page 33.

(2)
Consumer loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Certain troubled debt restructurings are classified as nonperforming at the time of restructuring and may only be returned to performing status after considering the borrower's sustained repayment performance for a reasonable period, generally six months.

(3)
Our policy is not to classify consumer credit card and non-bankruptcy related consumer loans not secured by real estate as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity and, accordingly, are excluded from this table.

(4)	Includes U.S. small business commercial activity. Small business card loans are excluded as they are not classified as nonperforming.

(5)
Commercial loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Troubled debt restructurings are generally classified as performing after a sustained period of demonstrated payment performance.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	34

Bank of America Corporation and Subsidiaries
Quarterly Net Charge-offs and Net Charge-off Ratios (1, 2)
(Dollars in millions)
	First Quarter 2017		Fourth Quarter 2016		Third Quarter 2016		Second Quarter 2016		First Quarter 2016
Net Charge-offs	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage (3)	$17	0.04%	$2	—%	$4	0.01%	$34	0.07%	$91	0.20%
Home equity	64	0.40	70	0.41	97	0.55	126	0.70	112	0.60
U.S. credit card	606	2.74	566	2.52	543	2.45	573	2.66	587	2.71
Non-U.S. credit card (4)	44	1.91	41	1.80	43	1.83	46	1.85	45	1.85
Direct/Indirect consumer	48	0.21	43	0.19	34	0.14	23	0.10	34	0.15
Other consumer	48	7.61	53	8.57	57	9.74	47	8.40	48	9.07
Total consumer	827	0.74	775	0.68	778	0.69	849	0.76	917	0.82
U.S. commercial (5)	44	0.06	29	0.04	62	0.10	28	0.04	65	0.10
Commercial real estate	(4)	(0.03)	—	—	(23)	(0.16)	(2)	(0.01)	(6)	(0.04)
Commercial lease financing	—	—	2	0.05	6	0.11	15	0.30	(2)	(0.05)
Non-U.S. commercial	15	0.07	23	0.10	10	0.04	45	0.20	42	0.19
	55	0.05	54	0.05	55	0.05	86	0.08	99	0.09
U.S. small business commercial	52	1.61	51	1.55	55	1.67	50	1.55	52	1.64
Total commercial	107	0.10	105	0.09	110	0.10	136	0.12	151	0.14
Total net charge-offs	$934	0.42	$880	0.39	$888	0.40	$985	0.44	$1,068	0.48

By Business Segment
Consumer Banking	$772	1.21%	$732	1.15%	$710	1.14%	$715	1.18%	$739	1.25%
Global Wealth & Investment Management	21	0.06	17	0.05	12	0.03	14	0.04	5	0.01
Global Banking	51	0.06	50	0.06	57	0.07	80	0.10	104	0.13
Global Markets	—	—	—	—	4	0.02	5	0.03	—	—
All Other (4)	90	0.39	81	0.33	105	0.41	171	0.63	220	0.76
Total net charge-offs	$934	0.42	$880	0.39	$888	0.40	$985	0.44	$1,068	0.48

(1)
Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding loans and leases excluding loans accounted for under the fair value option during the period for each loan and lease category. Excluding the purchased credit-impaired loan portfolio, total annualized net charge-offs as a percentage of total average loans and leases outstanding were 0.42, 0.39, 0.40, 0.45 and 0.49 for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(2)
Excludes write-offs of purchased credit-impaired loans of $33 million, $70 million, $83 million, $82 million and $105 million for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively. Including the write-offs of purchased credit-impaired loans, total annualized net charge-offs and purchased credit-impaired write-offs as a percentage of total average loans and leases outstanding were 0.43, 0.42, 0.43, 0.48 and 0.53 for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(3)
Includes nonperforming loan sales charge-offs (recoveries) of $(11) million, $(9) million, $(7) million, $0 and $42 million for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

(4)
Represents net charge-offs of non-U.S. credit card loans recorded in All Other, which are included in assets of business held for sale on the Consolidated Balance Sheet at March 31, 2017 and December 31, 2016.

(5)	Excludes U.S. small business commercial loans.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	35

Bank of America Corporation and Subsidiaries
Allocation of the Allowance for Credit Losses by Product Type
(Dollars in millions)
	March 31, 2017			December 31, 2016			March 31, 2016
Allowance for loan and lease losses	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1, 2)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1, 2)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (1, 2)
Residential mortgage	$1,018	8.97%	0.53%	$1,012	8.82%	0.53%	$1,312	10.87%	0.71%
Home equity	1,547	13.62	2.42	1,738	15.14	2.62	2,144	17.76	2.91
U.S. credit card	3,003	26.45	3.39	2,934	25.56	3.18	2,800	23.20	3.24
Non-U.S.credit card	242	2.13	2.54	243	2.12	2.64	253	2.10	2.54
Direct/Indirect consumer	276	2.43	0.30	244	2.13	0.26	200	1.66	0.22
Other consumer	50	0.44	2.00	51	0.44	2.01	49	0.40	2.24
Total consumer	6,136	54.04	1.36	6,222	54.21	1.36	6,758	55.99	1.51
U.S. commercial (3)	3,306	29.12	1.15	3,326	28.97	1.17	3,423	28.36	1.25
Commercial real estate	927	8.16	1.60	920	8.01	1.60	924	7.66	1.59
Commercial lease financing	135	1.19	0.62	138	1.20	0.62	133	1.10	0.63
Non-U.S.commercial	850	7.49	0.95	874	7.61	0.98	831	6.89	0.89
Total commercial (4)	5,218	45.96	1.14	5,258	45.79	1.16	5,311	44.01	1.19
Allowance for loan and lease losses	11,354	100.00%	1.25	11,480	100.00%	1.26	12,069	100.00%	1.35
Less: Allowance included in assets of business held for sale (5)	(242)			(243)			—
Total allowance for loan and lease losses	11,112			11,237			12,069
Reserve for unfunded lending commitments	757			762			627
Allowance for credit losses	$11,869			$11,999			$12,696

Asset Quality Indicators (5)

Allowance for loan and lease losses/Total loans and leases (2)		1.25%			1.26%			1.35%
Allowance for loan and lease losses (excluding the valuation allowance for purchased credit-impaired loans)/Total loans and leases (excluding purchased credit-impaired loans) (2, 6)		1.22			1.24			1.31
Allowance for loan and lease losses/Total nonperforming loans and leases (7)		156			149			136
Allowance for loan and lease losses (excluding the valuation allowance for purchased credit-impaired loans)/Total nonperforming loans and leases (6)		150			144			129
Ratio of the allowance for loan and lease losses/Annualized net charge-offs (8)		3.00			3.28			2.81
Ratio of the allowance for loan and lease losses (excluding the valuation allowance for purchased credit-impaired loans)/Annualized net charge-offs (6, 8)		2.88			3.16			2.67
Ratio of the allowance for loan and lease losses/Annualized net charge-offs and purchased credit-impaired write-offs		2.90			3.04			2.56

(1)
Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans accounted for under the fair value option. Consumer loans accounted for under the fair value option included residential mortgage loans of $694 million, $710 million and $1.6 billion and home equity loans of $338 million, $341 million and $348 million at March 31, 2017, December 31, 2016 and March 31, 2016, respectively. Commercial loans accounted for under the fair value option included U.S. commercial loans of $3.5 billion, $2.9 billion and $2.6 billion and non-U.S. commercial loans of $3.0 billion, $3.1 billion and $3.7 billion at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(2)
Total loans and leases do not include loans accounted for under the fair value option of $7.5 billion, $7.1 billion and $8.2 billion at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(3)
Includes allowance for loan and lease losses for U.S. small business commercial loans of $415 million, $416 million and $480 million at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(4)	Includes allowance for loan and lease losses for impaired commercial loans of $274 million, $273 million and $285 million at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(5)
Indicators include $242 million and $243 million of non-U.S. credit card allowance and $9.5 billion and $9.2 billion of non-U.S. credit card loans, which are included in assets of business held for sale on the Consolidated Balance Sheet at March 31, 2017 and December 31, 2016.

(6)	Excludes valuation allowance on purchased credit-impaired loans of $454 million, $419 million and $622 million at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(7)
Allowance for loan and lease losses includes $4.0 billion, $4.0 billion and $4.1 billion allocated to products (primarily the Consumer Lending portfolios within Consumer Banking and purchased credit-impaired loans) that are excluded from nonperforming loans and leases at March 31, 2017, December 31, 2016 and March 31, 2016, respectively. Excluding these amounts, allowance for loan and lease losses as a percentage of total nonperforming loans and leases was 100 percent, 98 percent and 90 percent at March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(8)
Net charge-offs exclude $33 million, $70 million and $105 million of write-offs in the purchased credit-impaired loan portfolio for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	36

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)

The Corporation evaluates its business based on a fully taxable-equivalent basis, a non-GAAP financial measure. Total revenue, net of interest expense, on a fully taxable-equivalent basis includes net interest income on a fully taxable-equivalent basis and noninterest income. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The Corporation presents related ratios and analyses (i.e., efficiency ratios and net interest yield) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 35 percent. The efficiency ratio measures the costs expended to generate a dollar of revenue, and net interest yield measures the basis points the Corporation earns over the cost of funds.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below and on page 38 for reconciliations of these non-GAAP financial measures to financial measures defined by GAAP for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis
Net interest income	$11,058	$10,292	$10,201	$10,118	$10,485
Fully taxable-equivalent adjustment	197	234	228	223	215
Net interest income on a fully taxable-equivalent basis	$11,255	$10,526	$10,429	$10,341	$10,700

Reconciliation of total revenue, net of interest expense to total revenue, net of interest expense on a fully taxable-equivalent basis
Total revenue, net of interest expense	$22,248	$19,990	$21,635	$21,286	$20,790
Fully taxable-equivalent adjustment	197	234	228	223	215
Total revenue, net of interest expense on a fully taxable-equivalent basis	$22,445	$20,224	$21,863	$21,509	$21,005

Reconciliation of income tax expense to income tax expense on a fully taxable-equivalent basis
Income tax expense	$1,709	$1,359	$2,349	$2,034	$1,505
Fully taxable-equivalent adjustment	197	234	228	223	215
Income tax expense on a fully taxable-equivalent basis	$1,906	$1,593	$2,577	$2,257	$1,720

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Common shareholders' equity	$242,883	$245,139	$243,679	$240,376	$237,229
Goodwill	(69,744)	(69,745)	(69,744)	(69,751)	(69,761)
Intangible assets (excluding mortgage servicing rights)	(2,923)	(3,091)	(3,276)	(3,480)	(3,687)
Related deferred tax liabilities	1,539	1,580	1,628	1,662	1,707
Tangible common shareholders' equity	$171,755	$173,883	$172,287	$168,807	$165,488

Reconciliation of average shareholders' equity to average tangible shareholders' equity
Shareholders' equity	$268,103	$270,360	$268,899	$265,354	$260,423
Goodwill	(69,744)	(69,745)	(69,744)	(69,751)	(69,761)
Intangible assets (excluding mortgage servicing rights)	(2,923)	(3,091)	(3,276)	(3,480)	(3,687)
Related deferred tax liabilities	1,539	1,580	1,628	1,662	1,707
Tangible shareholders' equity	$196,975	$199,104	$197,507	$193,785	$188,682

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	37

Exhibit A: Non-GAAP Reconciliations (continued)

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	Third Quarter 2016	Second Quarter 2016	First Quarter 2016

Reconciliation of period-end common shareholders' equity to period-end tangible common shareholders' equity
Common shareholders' equity	$242,933	$241,620	$244,863	$242,206	$238,662
Goodwill	(69,744)	(69,744)	(69,744)	(69,744)	(69,761)
Intangible assets (excluding mortgage servicing rights)	(2,827)	(2,989)	(3,168)	(3,352)	(3,578)
Related deferred tax liabilities	1,513	1,545	1,588	1,637	1,667
Tangible common shareholders' equity	$171,875	$170,432	$173,539	$170,747	$166,990

Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity
Shareholders' equity	$268,153	$266,840	$270,083	$267,426	$263,004
Goodwill	(69,744)	(69,744)	(69,744)	(69,744)	(69,761)
Intangible assets (excluding mortgage servicing rights)	(2,827)	(2,989)	(3,168)	(3,352)	(3,578)
Related deferred tax liabilities	1,513	1,545	1,588	1,637	1,667
Tangible shareholders' equity	$197,095	$195,652	$198,759	$195,967	$191,332

Reconciliation of period-end assets to period-end tangible assets
Assets	$2,247,701	$2,187,702	$2,195,314	$2,186,966	$2,185,726
Goodwill	(69,744)	(69,744)	(69,744)	(69,744)	(69,761)
Intangible assets (excluding mortgage servicing rights)	(2,827)	(2,989)	(3,168)	(3,352)	(3,578)
Related deferred tax liabilities	1,513	1,545	1,588	1,637	1,667
Tangible assets	$2,176,643	$2,116,514	$2,123,990	$2,115,507	$2,114,054

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.	38